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                                                                   EXHIBIT 10.23

                               SECURITY AGREEMENT

         This Security Agreement (the "Agreement") dated as of July 18, 1996 is entered into by and between DeSoto, Inc. (the "Company") and Richard Holmes of Arthur Andersen LLP (the "Trade Agent") as agent for the Qualified Trade Creditors (as hereinafter defined).

                                    RECITALS

         WHEREAS, the Company and a committee of the Company's trade creditors (the "Trade Committee") have negotiated the terms of a Trade Composition Agreement dated as of January 16, 1996 (the "Trade Composition Agreement") under which the Company will pursue an expedited termination of its overfunded pension plan (the "Termination") and the Trade Committee will support a standstill and seek support of other trade creditors for this composition;

         WHEREAS, the Trade Committee has obtained written standstill agreements from 80% in dollar amount of the Company's trade creditors (other than Procter & Gamble and Witco) and upon reaching that threshold, the Company has agreed to grant a second lien on its assets in favor of an agent for all trade creditors who sign and deliver and do not later breach a standstill agreement in the form attached as Exhibit A to the Trade Composition Agreement between that trade creditor and the Company (a "Qualifying Trade Creditor");

         WHEREAS, the Trade Committee has selected Richard Holmes of Arthur Andersen LLP to serve as the Trade Agent with respect to the lien granted hereunder;

         WHEREAS, as part of the trade composition, an investor group (the "Senior Investor Group") is willing to lend the Company on a senior secured basis in a principal amount not to exceed $2,000,000 as necessary to cover cash needs for ongoing operations arising from and after the date of the Trade Composition Agreement (the "Senior Investor Group Loans");

         NOW, THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the company and the Trade Agent hereby agree as follows:

         1. Defined Terms. As used in this Agreement, the following terms have the following meanings:

         "Account" means any "account" as such term is defined in Section 9-106 of the Code, now owned or hereafter acquired by the Company.

         "Agreement" means this Security Agreement, as the same may from time to time be amended, modified or supplemented.






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         "Chattel Paper" means any "chattel paper" as such term is defined in
Section 9-105(1)(b) of the Code, now owned or hereinafter acquired by the Company.

         "Code" means the Uniform Commercial Code as the same may from time to time be in effect in the State of Illinois.

         "Collateral" means all of the Company's right, title and interest in all of its assets, tangible or intangible, now owned or hereinafter acquired including, without limitation, Accounts, Chattel Paper, Equipment, General Intangibles, Inventory and the Pension Plan Reversion and Proceeds of the foregoing.

         "Equipment" means any "equipment" as such term is defined in Section 9-109(2) of the Code, now owned or hereinafter acquired by the Company and all parts thereof and all accessions, additions, improvements, substitutions and replacements therefore or thereto.

         "General Intangibles" means any "general intangibles" as such term is defined in Section 9-106 of the Code, now owned or hereafter acquired by the Company.

         "Inventory" means any "inventory", as such term is defined in Section 9-109(4) of the Code, now owned or hereinafter acquired by the Company and (i) all raw materials and work in process therefor, finished goods thereof, and materials used or consumed in the manufacture or production thereof, (ii) all goods which are returned to or repossessed by the Company and (iii) all accessions thereto, products thereof and documents therefor.

         "Keystone Merger Agreement" means that certain Agreement and Plan of Reorganization between Keystone Consolidated Industries, Inc. and the Company, dated as of June 26, 1996.

         "Lien" means any pledge, security interest, encumbrance, lien or charge of any kind (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement, any lease in the nature thereof, and the filing of or agreement to give any financing statement under the Uniform Commercial Code of any jurisdiction).

         "Pension Plan Reversion" means the Company's receipt of excess cash after tax proceeds from the Termination of its pension plan.

         "Permitted Liens" means (i) the lien granted to secure Senior Investor Group Loans (not to exceed $2,000,000 in principal amount), (ii) any liens granted in connection with the factoring of receivables, (iii) the judgment in favor of Fort Dearborn Lithograph, Inc., and (iv) any other judgments provided that they do not aggregate more than $250,000 in the aggregate.

         "Permitted Transactions" means (i) an asset sale, earnout agreement or similar arrangement for the Company's operations in





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Union City, California, (ii) an asset sale, earnout agreement or similar arrangement for the Company's operations in Joliet, Illinois, (iii) a sale of the machinery and equipment at South Holland, Illinois to third parties, (iv) a merger, asset sale or similar transaction involving substantially all of the Company's assets wherein the acquirer commits to pay or provide funds to the Company to pay all outstanding trade claims of the Company in full and provides reasonable assurances reasonably satisfactory to the Trade Agent of its ability to perform its commitment, including, without limitation, payment as set forth in Section 5.14 of the Keystone Merger Agreement, (v) the Pension Plan Reversion, provided the Company issues checks to Qualified Trade Creditors in accordance with the Trade Composition Agreement, (vi) borrowing and repaying loans from the Senior Investor Group or any takeout financing therefore in an aggregate outstanding principal amount not to exceed $2,000,000, (vii) factoring receivables on commercially reasonable terms or (viii) such other transactions as the Trade Agent shall consent to in writing in the reasonable exercise of its judgment.

         "Proceeds" means "proceeds" as such term is defined in Section 9-306(l) of the Code.

         "Secured Obligations" means (i) the principal amount of trade payables (as listed in the Company's books and records or as the Company otherwise agrees in writing with respect to a particular Qualified Trade Creditor) owed to the Qualified Trade Creditors plus (ii) if the Pension Plan Reversion has not occurred by July 1, 1996, interest accruing at eight percent per annum from and after July 1, 1996 on the outstanding balance. Secured Obligations shall not include claims for interest other than as set forth in (ii) above or claims for costs, expenses, fees or other similar items.

         2. Grant of Security Interest. As security for the prompt and complete payment and performance of the Secured Obligations, the Company hereby grants the Trade Agent as agent and for the benefit of the Qualified Trade Creditors a security interest in all of the Collateral. The Company is executing and delivering a UCC-1 statement for the Secretary of State of Illinois to the Trade Agent reflecting the same.

         The Trade Agent hereby agrees and acknowledges that the security interest granted herein is a second priority security interest subject and subordinate to any existing Permitted Lien or any security interest granted to secure the Senior Investor Group which are now or may in the future be outstanding or any replacement financing therefore.

         3. Representations and Warranties of the Company. The Company hereby represents and warrants to the Trade Agent that:





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         A.      Due Authorization. The Company (i) is a corporation validly organized and existing and in good standing under the laws of the state of its incorporation, and is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction where the nature of its business requires such qualification and (ii) has full power and authority and holds all requisite governmental licenses, permits, and approvals necessary to enter into and perform its obligations under this Agreement. This Agreement has been duly authorized, executed and delivered by the Company and such authorization has not been modified or rescinded. No further consents are required for the Company to perform the terms hereof and the execution, delivery and performance by the Company of this Agreement and the granting of the Liens in favor of the Trade Agent (i) do not violate the Company's Articles, Bylaws or any agreements it is a party to and (ii) do not result in, or require the creation or imposition of, any Lien on any of the Company's properties, except pursuant to this Agreement and Permitted Liens.

         B. Title and Validity. The Company is the sole and lawful owner of the Collateral, free and clear of any Liens, except for Permitted Liens and Liens granted pursuant to this Agreement and this Agreement creates a valid security interest in the Collateral to secure payment of the Secured Obligations prior to any Liens other than existing Permitted Liens and Liens in favor of the Senior Investor Group or any replacement financing therefor.

         C. Places of Business, Etc. The principal place of business of the Company, and the places where its records concerning the Collateral are kept, are set forth in Schedule 3(c) hereto. All of the Equipment and Inventory of the Company are located at the places specified in Schedule 3(c) hereto. The Company has no trade name except as set forth in Schedule 3(c) hereto. The Company has not within the immediately preceding four months been known by any legal name different from the one set forth on the signature page hereto, nor has the Company been the subject of any merger or other corporate reorganization.

         4. Covenants. The Company covenants and agrees with the Trade Agent that from and after the date of this Agreement and until the Secured Obligations are fully satisfied:

         A. Maintenance of Records. The Company shall keep and maintain at its own cost and expense satisfactory and complete records of the Collateral. Upon reasonable prior notice of the Trade Agent, the Company shall permit any representative of the Trade Agent to inspect its books and records and make photocopies thereof.





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         B.      Compliance with Laws. The Company shall comply in all material respects with all acts, rules, regulations, orders, decrees and directions of any governmental authority applicable to the Collateral or any part thereof and to the operation of the Company's business.

         C. Limitation on Liens on Collateral. The Company shall not create, permit or suffer to exist, and shall defend the Collateral against and take such other actions as is necessary to remove, any Lien on the Collateral except Permitted Liens and other Liens consented to by the Trade Agent in writing, and shall defend the right, title and interest of the Trade Agent in and to any of the Company's rights under the Collateral and in and to the Proceeds thereof against the claims and demands of all persons whomsoever.

         D. Maintenance of Insurance. At its own expense, the Company shall provide and maintain reasonable levels of property and liability insurance with respect to its operations at Joliet, Illinois.

         E. Limitations on Disposition. Except for any Permitted Transactions, the Company shall not sell, exchange, transfer or otherwise dispose of any of the Collateral outside of the ordinary course of business, without the prior written consent of the Trade Agent.

         F. Further Identification of Collateral. The Company shall, if so requested by the Trade Agent, furnish to the Trade Agent from time to time, statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as the Trade Agent may reasonably, request, all in reasonable detail.

         G. Right of Inspection. The Company shall permit the Trade Agent, at the Trade Agent's expense, from time to time to inspect and audit the Collateral and or inspect, audit, make copies of, and take extracts from, all records and all other papers in the possession of the Company pertaining to the Collateral.

         H. Maintenance of Equipment. The Company shall keep and maintain its Equipment in good operating condition sufficient for the continuation of the business conducted by the Company on a basis consistent with past practices, and the Company shall provide all maintenance and service and all repairs necessary for such purpose.

         I. Continuous Perfection. The Company shall not change its name or principal place of business in any manner which might make any financing or continuation statement filed in connection herewith seriously misleading within the meaning of Section





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9-402(7) of the Code (or any other then applicable provision of the Code) or which would otherwise require the Trade Agent to take any action (including the filing of UCC-1 financing statements in another jurisdiction) to continue the effectiveness of those filings against the Collateral unless the Company has given the Trade Agent at least ten (10) days' prior notice thereof and has taken all action (or made arrangements to take such action substantially simultaneously with such change if it is impossible to take such action in advance) necessary or reasonably requested by the Trade Agent to amend such financing statement or continuation statement so that it is not seriously misleading or to continue their effectiveness. The Company will execute and deliver to the Trade Agent such financing or continuation statements as may be necessary or desirable to perfect and preserve the security interests and other rights granted or purported to be granted to the Trade Agent hereby.

         J. Dividends. The Company shall not declare any dividends or make other extraordinary payments out of the ordinary course of business to its shareholders, officers, directors or employees; provided, however, that repayment of the Senior Investor Group Loans are permitted hereunder.

         K. Pension Plan Termination. The Company shall not have withdrawn or ceased to pursue the Termination, unless such action is taken in connection with an agreement or binding letter of intent for a merger, asset sale or similar transaction involving substantially all of the Company's assets wherein the acquirer commits to pay or provide funds to the Company to pay all outstanding trade claims of the Company in full and provides reasonable assurances to the Trade Agent of its ability to perform its commitment.

         5. Events of Default and Remedies. If any one or more of the following events (herein defined and designated as "Events of Default") shall occur:

         A. The Company shall receive the Pension Plan Reversion and fail to issue checks to Qualified Trade Creditors in accordance with the Trade Composition Agreement;

         B. The Company shall materially breach any other covenant, condition or agreement to be observed or performed pursuant to the terms and provisions of this Agreement and such breach shall continue for thirty (30) days after written notice thereof shall have been given to the Company by the Trade Agent hereunder and shall not be cured or subject to ongoing efforts to cure by the Company;

         C. Any order shall be made for the appointment of a receiver for the Company or for appointment of an






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                 assignee for the benefit of creditors, or a trustee in
                 bankruptcy, or for the sequestration, winding up or liquidation of the Company's property or affairs or the Company is the subject of an involuntary bankruptcy petition; which act is not withdrawn or otherwise overruled and of no effect within thirty (30) days after its occurrence;

         D. The Company shall file for relief under the United States Bankruptcy Code or shall consent to any of the relief described in paragraph C above;

         E. Creditors shall obtain and pursue enforcement of judgments aggregating in excess of two hundred fifty thousand dollars ($250,000) against the Company and execution thereon is not stayed, provided, however, that performing the terms of the agreed order regarding, the Fort Dearborn judgment shall not be a default nor shall it be included in the calculation set forth in this paragraph; or

         F. The Senior Investor Group shall fail to make loans as provided in the Senior Investor Group Loan and Security Agreement when required to fund the cash needs of the Company's ongoing operations, or an event of default under and as defined in the Senior Investor Group Loan and Security Agreement has occurred which has caused the Senior Investor Group to (i) accelerate those obligations or (ii) refuse to make further advances thereunder as necessary to fund the cash needs of the Company for ongoing operations.

         Upon the occurrence of an Event of Default, the Trade Agent as its sole remedy shall be entitled to exercise its remedies to hold a public or private foreclosure sale of the Collateral in accordance with the Code. The Company agrees that, to the extent notice of sale shall be required by law, at least ten days' prior written notice to the Company of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. The Trade Agent shall not be obligated to proceed with any sale of Collateral despite notice of sale having been given. The Trade Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.

         6. Trade Agent. The Company agrees to indemnify the Trade Agent from and against any and all claims, losses and liabilities arising out of or resulting from this Agreement (including, without limitation, enforcement of this Agreement), except claims, losses and liabilities resulting from the Trade Agent's





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gross negligence or wilful misconduct. The Company will upon demand pay to the
Trade Agent the amount of any reasonable expenses, including the reasonable fees and disbursements of its counsel which the Trade Agent may incur in connection with (i) the negotiation and execution of this Agreement, (ii) any requested amendments or modifications thereto and (iii) the exercise or enforcement of remedies upon the occurrence of an event of default hereunder, provided, however, the fees for items (i) and (ii) shall not exceed $35,000 in the aggregate. The powers conferred on the Trade Agent hereunder are solely to protect its interest (on behalf of the Qualifying Trade Creditors) in the Collateral and shall not impose any duty on it to exercise any such powers. Except for reasonable care of any Collateral in its possession and the accounting for moneys actually received by it hereunder, the Trade Agent shall have no duty as to any Collateral or as to the taking of any necessary steps to preserve rights against prior parties or any other rights pertaining to any Collateral.

         7. Governing Law; Exclusive Jurisdiction. This Agreement shall be governed by the laws of the State of Illinois, without giving effect to choice of law principles. The parties hereto agree to submit any dispute arising under or related to this Agreement or the Trade Composition Agreement to the United States District Court for the Northern District of Illinois, Eastern Division.

         8. Counterparts. This Agreement may be executed in any number of counterparts, each of which counterparts, once they are executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same instrument.

         9. Entire Agreement. This Agreement together with the Trade Composition Agreement constitute the entire agreement of the parties with respect to the trade composition and supersedes all previously understandings and agreements relating to the subject matter hereof. This Agreement may only be terminated, amended, supplemented, waived or modified in a writing signed by the Company and the Trade Agent.

         10. Successors and Assigns. This Agreement shall inure to the benefit of and bind the successors and assigns of the parties hereto. This Agreement is not assignable by either party without the prior written consent of the other party hereto.

         11. Notices. Any notice or other communication hereunder shall be in writing and shall be delivered by hand or by a reputable overnight courier service or telecopied and confirmed immediately in writing by a copy mailed postage prepaid, addressed as follows or to such other address as on party may indicate in writing to the other party from time to time:





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                 for DeSoto:

                 Ms. Anne Eisele
                 President
                 DeSoto, Inc.
                 900 East Washington
                 P.O. Box 609
                 Joliet, Illinois 60434
                 Facsimile: (815) 774-2596

                 with copies to:

                 Irving Kagan, Esq.
                 DeSoto, Inc.
                 101 East 52nd Street
                 11th Floor
                 New York, New York 10022
                 Facsimile: (212) 644-0499

                 and

                 Robert E. Richards, Esq.
                 Sonnenschein Nath & Rosenthal
                 8000 Sears Tower
                 Chicago, Illinois 60606
                 Facsimile: (312) 876-7934

                 for the Trade Agent:

                 Mr. Richard Holmes
                 Arthur Andersen LLP
                 33 West Monroe Street
                 Chicago, Illinois 60603
                 Facsimile: (312) 507-1042

                 with a copy to:

                 Michael P. Richman, Esq.
                 Mayer Brown & Platt
                 1675 Broadway
                 New York, New York 10019-6018
                 Facsimile: (212) 262-1910

         12. Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.





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         13.     Termination; Release. This Agreement shall continue in full force and effect until all of the Secured Obligations are indefeasibly paid in full by a cashed check or wire transfer. Upon the termination of this Agreement, the Trade Agent, at the request and expense of the Company, shall execute and deliver to the Company the proper instruments (including termination statements on form UCC-3) acknowledging the termination of this Agreement, and shall duly assign, transfer and deliver to the Company (without any representation or warranty) such of the Collateral as may be in the possession of the Trade Agent and that has not theretofore been sold or otherwise applied or released pursuant to this Agreement. In addition, in the event of any sale, transfer or assignment by the Company of any part of the Collateral in compliance with the terms and conditions of this Agreement (including, without limitation, in a Permitted Transaction), the Trade Agent shall execute and deliver to the Company the proper instruments (including partial releases on form UCC-3) acknowledging the release of such Collateral from the security interests created under this Agreement.

         14. WAIVER OF JURY TRIAL AND PERSONAL SERVICE. EACH PARTY HERETO HEREBY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS OR REMEDIES HEREUNDER, OR UNDER ANY AGREEMENT, INSTRUMENT OR DOCUMENT DELIVERED, OR WHICH MAY IN THE FUTURE BE DELIVERED, IN CONNECTION HEREWITH OR THEREWITH. EACH PARTY HERETO HEREBY WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS UPON SUCH PARTY, AND CONSENTS THAT ALL SUCH SERVICE OF PROCESS MAY BE MADE BY REGISTERED MAIL DIRECTED TO SUCH PARTY AT THE ADDRESS PROVIDED FOR SUCH PARTY IN SECTION 10 ABOVE AND SERVICE SO MADE SHALL BE DEEMED TO BE COMPLETED THREE (3) BUSINESS DAYS AFTER THE SAME SHALL HAVE BEEN DEPOSITED IN THE UNITED STATES MAILS, POSTAGE PREPAID.

         IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed and delivered by its duly authorized signatory on the date first set forth above.

                                        DESOTO, INC.

                                        By: /s/ ANNE E. EISELE
                                           -------------------------------------
                                        Name:  Anne E. Eisele
                                        Title: President




                                        ----------------------------------------
                                        Mr. Richard Holmes of
                                        Arthur Andersen LLP, as
                                        Trade Agent





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                                 Schedule 3(c)

                           Current Place of Business


900 East Washington Street
P.O. Box 609
Joliet, Illinois 60434